EXHIBIT D

WindAcre to Host Investor Webcast Regarding Nielsen

Believes Nielsen’s Stock Price Could Triple in Three Years

Webcast Scheduled for Tuesday, April 26th at 8:30 am ET

April 25, 2022 08:30 AM Eastern Daylight Time

HOUSTON--(BUSINESS WIRE)--The WindAcre Partnership LLC (“WindAcre”) today announced that it will host an investor webcast to outline the business and valuation case for Nielsen Holdings plc (NYSE: NLSN) (“Nielsen” or the “Company”) and why it opposes the proposed acquisition of Nielsen by a private equity consortium led by Evergreen Coast Capital Corporation, an affiliate of Elliott Investment Management L.P., and Brookfield Business Partners L.P. for $28 per share. WindAcre beneficially owns 27.3% of Nielsen’s outstanding ordinary shares and is the Company’s largest shareholder.

The webcast is scheduled to begin at 8:30 am ET on Tuesday, April 26, 2022, and can be accessed here.

Snehal Amin, Managing Member of WindAcre, will present why he believes Nielsen is a world class business with an intrinsic value well north of $40 per share, and how there is a credible path for the Company’s stock price to triple within three years.

Disclaimer

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide investment advice.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. These forward-looking statements include, without limitation, statements regarding the proposed transaction involving Nielsen (the “Proposed Transaction”). Although WindAcre believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of WindAcre or Nielsen—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties are enumerated in Nielsen's public filings and recent public communications regarding the Proposed Transaction. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in Nielsen’s public filings with the United States Securities and Exchange Commission (the “SEC”), including those listed under “Risk Factors” in Nielsen’s annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, WindAcre does not undertake any obligation to update or revise any forward-looking information or statements. Certain information included in this material is based on data obtained from sources considered to be reliable. Any analyses provided to assist the recipient of this material in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and, unless required by law, are subject to revision without notice.

Funds and investment vehicles managed by WindAcre currently beneficially own shares of the Company. These funds and investment vehicles are in the business of trading (i.e., buying and selling) securities and intend to continue trading in the securities of the Company. You should assume such funds and investment vehicles will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, WindAcre’s beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to WindAcre’s views of the Company’s business, prospects, or valuation (including the market price of the Company’s shares), including without limitation, other investment opportunities available to WindAcre, concentration of positions in the portfolios managed by WindAcre, conditions in the securities markets and general economic and industry conditions. WindAcre also reserves the right to change the opinions expressed herein and its intentions with respect to its investment in the Company, and to take any actions with respect to its investment in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The Participants (as defined below) intend to file a definitive proxy statement and accompanying form of proxy card with the SEC to be used in connection with the solicitation of proxies from the shareholders of Nielsen. THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be (i) The WindAcre Partnership LLC, a Delaware limited liability company (“WindAcre”), (ii) The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“Master Fund”), (iii) Snehal Amin (“Mr. Amin”), (iv) Rachel Foley (“Ms. Foley”), and (v) Chris Smith (“Mr. Smith,” together with WindAcre, Master Fund, Mr. Amin, and Ms. Foley, the “Participants”).

As of the date hereof, the Participants beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 98,190,100 ordinary shares, par value €0.07 per share, of the Company (the “Ordinary Shares”), which are directly held by Master Fund and which are indirectly beneficially owned by WindAcre, the investment manager to Master Fund, and Mr. Amin, the managing member of WindAcre. Neither Ms. Foley nor Mr. Smith owns any Ordinary Shares.

Contacts

Media:
Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co.
(212) 257-417